THIS SECURED PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS SECURED PROMISSORY NOTE.

MEDICAL MEDIA TELEVISION, INC.

SECURED PROMISSORY NOTE

Due August 11, 2007

Tampa, Florida	$200,000
June 29, 2007

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this secured promissory note (this “Note”), MEDICAL MEDIA TELEVISION, INC., a Florida corporation with its principal place of business at 8406 Benjamin Road, Suite C, Tampa, Florida 33634, (the “Company”), absolutely and unconditionally promises to pay to the order of VICIS CAPITAL MASTER FUND (the “Payee” or “Holder”), upon due presentation and surrender of this Note, on August 11, 2007 (the “Maturity Date”), unless earlier converted pursuant to Section 3.1 hereof, the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) and accrued interest thereon as hereinafter provided. This Note is issued in connection with a certain Note Purchase Agreement, of even date herewith, between the Company and the Holder (the “Purchase Agreement”), all terms of which are incorporated herein by this reference and hereby made a part of this Note. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. By its acceptance of this Note, the Holder agrees to be bound by the terms of the Purchase Agreement.

ARTICLE I
PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

1.1 Payment of Principal. Payment of the principal of this Note (and any interest accrued thereon) shall be made in U.S. dollars in immediately available funds. This Note may be prepaid at any time so long as all principal and interest due through the Maturity Date of the Note are paid.

1.2 Payment of Interest. Simple interest shall accrue on the unpaid portion of the principal amount from time to time outstanding at the rate of ten percent (10%) per annum (the “Stated Interest Rate”), and become payable to the Payee on the Maturity Date. Interest shall be paid in U.S. dollars in immediately available funds.

1.3 Payment on Non-Business Days. If the outstanding principal and accrued but unpaid interest under this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of ten (10%) percent per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

1.4 Late Fee. In the event any payment of principal or interest or both shall remain unpaid for a period of ten (10) days or more after the due date thereof, a one-time late charge equivalent to six percent (6%) of each unpaid amount shall be charged.

1.5 Adjustment of Stated Interest Rate.

(a) After an Event of Default and acceleration of the Maturity Date by the Holder the Stated Interest Rate shall be adjusted to a rate of twenty percent (20%) per annum, subject to the limitations of applicable law.

(b) Regardless of any other provision of this Note or other Transaction Document, if for any reason the interest paid should exceed the maximum lawful interest, the interest paid shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

ARTICLE II
SECURITY

The obligations of the Company under this Note are secured pursuant to a security interests on assets, tangible and intangible, of the Company granted by the Company to the Holder pursuant to a security agreement, dated as of February 1, 2007, and a stock pledge agreement, dated as of February 1, 2007, referred to in the Purchase Agreement. In addition, PetCARE Television Network, Inc., a Florida corporation, African American Medical Network, Inc., a Florida corporation, and KidCARE Television Network, Inc., a Florida corporation, each a subsidiary of the Company (each a “Subsidiary”), have executed in favor of the Holder a certain guaranty agreement, dated as of February 1, 2007, guaranteeing the full and unconditional payment when due of the amounts payable by the Company to the Holder pursuant to the terms of this Note. The obligations of each Subsidiary under its guaranty agreement are secured pursuant to security interests in the assets, tangible and intangible, of each Subsidiary granted by each Subsidiary to the Holder pursuant to a security agreement, dated as of February 1, 2007, referred to in the Purchase Agreement.

ARTICLE III
MISCELLANEOUS

3.1 Default. Upon the occurrence of any one or more of the Events of Default specified or referred to in the Purchase Agreement all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Purchase Agreement.

3.2 Collection Costs. Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys' fees and other collection charges and expenses incurred or sustained by the Holder.

3.3 Rights Cumulative. The rights, powers and remedies given to the Payee under this Note shall be in addition to all rights, powers and remedies given to it by virtue of the Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

3.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Note, the Purchase Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

3.5 Amendments in Writing. No modification or waiver of any provision of this Note, the Purchase Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by both parties, and any such modification or waiver shall apply only in the specific instance for which given.

3.6 Governing Law. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, wherein it was negotiated and executed. IN ANY LAWSUIT IN CONNECTION WITH THIS NOTE, THE UNDERSIGNED CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS WHICH SIT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OF ALL CONTROVERSIES AND DISPUTES ARISING HEREUNDER. THE COMPANY WAIVES THE RIGHT IN ANY LITIGATION ARISING HEREUNDER WITH THE PAYEE (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS NOTE) TO TRIAL BY JURY.

3.7 Successors. The term “Payee” and “Holder” as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

3.8 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a) if to the Company:

Mr. Philip Cohen, President/CEO
Medical Media Television, Inc.
8406 Benjamin Road, Suite C
Tampa, FL 33634
Phone: (813) 888-7330
Fax: (813) 888-7375

(b) if to the Holder:

Vicis Capital Master Fund
c/o Vicis Capital LLC
Tower 56, Suite 700
126 E. 56th Street, 7th Floor
New York, NY 10022
Phone: (212) 909-4600
Fax: (212) 909-4601
Attn: Shad Stastney
(or at such other address as the Holder may have furnished in writing to the Company)

3.9 Certain Waivers. The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.

3.10 Mutilated, Lost, Stolen or Destroyed Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

3.11 Transfer and Assignment. The Holder may transfer or assign this Note without the consent of the Company. The Company may not transfer or assign this Note or its obligations hereunder without the consent of the Holder.

3.12 Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

IN WITNESS WHEREOF, Medical Media Television, Inc. has caused this Note to be signed by its Chief Executive Officer and to be dated the day and year first above written.

ATTEST [SEAL]	MEDICAL MEDIA TELEVISION, INC.

/s/ J. Holt Smith	/s/ Philip M. Cohen
J. Holt Smith	Philip M. Cohen
Interim Corporate Secretary	President and Chief Executive Officer